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                                                                    Exhibit 10.3


                             ALLEGHENY ENERGY, INC.

                           2002 ANNUAL INCENTIVE PLAN

I.   PURPOSE OF THE INCENTIVE PLAN

          To attract and retain first quality managers in a competitive job market and to reward for attaining and exceeding specified annual corporate , business or service corporation group/function, and individual performance goals.

II.  ELIGIBILITY

          A prerequisite for participation in the Plan shall be an understanding of, and commitment to Allegheny Energy's:

          .    Management Plan and Policies

          .    Mission, Vision, Values, and Strategies

          Eligibility will be determined by the Management Review and Director Affairs Committee upon the recommendation of the CEO from among executives whose responsibilities can affect the performance of their units, and through unit performance, the performance of Allegheny Energy.

III. AWARDS

          Awards will reflect the importance of the participants to the organizational units and functions for which they are responsible.

          Awards will be paid for the achievement of specific measurable goals set for the individual and the organizational units/functions for which he or she is responsible.

          The Plan's goals will be:

          .    Determined and communicated annually

          .    A reasonable number for each participant

          The goals which the Board will set with the help of the Management Review and Director Affairs Committee will be consistent with Allegheny Energy's Mission, Vision, Values, and Strategies and will include such things as:

          .    Financial performance (return on equity, earnings, dividends)

          .    Customer satisfaction (cost, quality, and reliability of service)

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III. AWARDS (continued)

          . Cost and environmental consciousness (productivity, efficiency, availability and utilization of equipment) and conservation of resources

          .    Safety

          .    Leadership development

IV.  OVERALL LIMITATIONS ON AWARDS

          The Board of Directors shall not authorize any incentive payment if, in the Board's opinion, Allegheny's performance is less than satisfactory from the perspective of its stockholders.

V.   PERFORMANCE MEASURES

          Each year measures to evaluate participants' performance will be determined. They may vary among participants according to whether their principal responsibilities are to:

          .    Allegheny as a whole

          .    A Business or Division within a Business

          .    A Service Corporation Group or Function

          Each category of performance measure will carry appropriate weightings as shown on the 2002 Participant Performance Schedule. Examples of possible measures include:

          For Allegheny as a whole:

          . Quantity and quality of annual earnings; return on equity; financial ratings; capital structure; dividend payout ratios; and total shareholder return

          . Development of appropriate management succession, personnel relations and development, and programs to assure fair and non-discriminatory treatment of all employees

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V.   PERFORMANCE MEASURES (continued)

          . Productivity, cost control, efficient use of equipment, natural resources, and other environmental considerations

          .    Quality and reliability of customer service

          .    Safety

          . Attainment of reasonable rates and maintenance of competitive position

          For Businesses, Divisions within Businesses, and Service Corporation Groups/Functions:

          .    Profitability

          .    Safety

          . Productivity and efficiency, revenues, and administrative, operating, and maintenance expenditures

               .    Per employee, customer, and kwh

               .    Measured against previous year and peer companies

          . Customer satisfaction (quality of service); outage rates, speedy restoration of service, customer complaints, employee courtesy, conservation, and demand-side management programs

          . Cost of service; rate per kwh measured against past period, economic indices, and peer companies

          . Community relations and relations with state and local governments and their agencies

          .    Completion of construction projects on time and within budget

          . Adequacy of management development programs and programs to assure fair and non-discriminatory treatment of all employees

          .    Adequacy of planning and accuracy of forecasts

          .    Completion of assignments and projects on time and within budget

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V.   PERFORMANCE MEASURES (continued)

          . Availability, efficiency, and reliability of generating units and transmission systems

          . Cost consciousness (avoidance of excessive staffing and waste of work space and receptivity to cost saving techniques)

          .    Minimizing adverse effects in the environment

          .    User satisfaction

          . Adherence to Procurement Policy and success in buying (including minority vendor participation) material, equipment, and supplies at the best possible price

          For Individual Performance:

          .    Leadership
          .    Results Orientation
          .    Strategic Thinking
          .    Communication
          .    Teamwork
          .    Judgment
          .    Community or Industry Involvement

VI.  CALCULATION OF AWARDS

          Target Incentive Awards and Total Estimated Cost

          . No awards will be paid for any year unless the Board of Directors finds that overall Corporate performance is satisfactory from the perspective of stockholders.

          . Incentive awards will be based on Corporate, Business or Service Corporation Group/Function , and Individual Performance

          Performance Schedules

          . The Performance Schedule describes ratings and weightings for each performance measure at all levels of performance

          . As soon as practicable each year, Participant Performance Schedules for that year will be issued

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VI.  CALCULATION OF AWARDS (continued)

          Performance Ratings

          . Target performance represents the full and complete attainment of expectations in the performance area; it is rated 1.0

          . Performance that is acceptable but does not fully meet expectations can earn a rating but, of course, less than 1.0

          . Exceeding expectations can result in a performance rating as high as 2.00 for all participants

          . Unacceptable individual performance will result in no award regardless of Corporate or Business/Service Corporation (Group or Function) Performance

          Weightings

          . Weightings will be established each year for Corporate, Business, and Service Corporation Group/Function and Individual performance measures

          Calculation of Award

          . A participant's award, if any, will be determined by multiplying the participant's assigned Target Incentive Award by his/her rounded total performance rating. Target Incentive Award is:

               .    calculated as Target Percentage x (2002 Annual Base Pay as of 12/31/2002 + Lump Sums given through the 2002 Salary
                    Administration Program), or
               .    a fixed dollar amount for certain participants.

          The Management Review and Director Affairs Committee or the Board of Directors, at its discretion, may supplement or decrease any participant's calculated award to reflect extraordinary circumstances.

          The maximum funds available for 2002 awards will be an amount equal to 1.5% of 2002 budgeted net income plus or minus 5% of any amount over or under 2002 budgeted net income for the System. In the event the maximum would otherwise be exceeded, all awards will be decreased pro rata.

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VII. FORM AND TIMING OF PAYOUT

          Calculation of awards will be made as soon as practicable after the close of books for the year measured, but no award will be paid until it has been approved by the Management Review and Director Affairs Committee or the Board of Directors, as appropriate.

          Payment will be in current cash unless the Management Review and Director Affairs Committee or the Board at its discretion provides for deferral. The Management Review and Director Affairs Committee or the Board may also, at its discretion, make payment of awards in the form of stock in lieu of current cash.

VIII. TERMINATION AND TRANSFER PROVISIONS

          Termination Provisions

          . Awards may at the discretion of the Management Review and Director Affairs Committee or the Board be calculated on the basis of a full year's performance and prorated to the number of whole months actually served, except in the case of voluntary termination (other than retirement after the second quarter of the year) or termination by the Company (with or without cause), in which case no award is made for year of termination

          Designation of "Organizational Unit" in cases of transfer

          . Weighting will be based on the number of months participant was in each organizational unit

IX.  PLAN ADMINISTRATION

          Administration of the Plan is the responsibility of the Management Review and Director Affairs Committee of the Board of Directors.

          . The Committee is responsible for review and administration of all Corporate wide goals and has final approval over these and other matters involving the Plan, including eligibility.